Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005,	Registration No. 333-126811
Prospectus Supplement dated September 22, 2005 and the	October 3, 2006
Product Supplement dated June 7, 2006)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this free writing prospectus are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: October 18, 2006

•	Initial valuation date: October 13, 2006

•	Final valuation date: October 12, 2007

•	Maturity date: October 17, 2007

•	Initial price: Closing price of the Linked Share on the initial valuation date.

•	Final price: Closing price of the Linked Share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income: [•]%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share:

Linked Share	Page #	Ticker Symbol	Principal Amount		Coupon Rate	Protection Level	Percentage Proceeds to Issuer		Aggregate Proceeds to Issuer		Percentage Discount or Commission		Aggregate Discount or Commission		Note Issuance #	CUSIP/ISIN
Lehman Brothers Holdings Inc.	FWP-5	LEH	$	[•]	9.00%	80%	[	•]%	$	[•]	[	•]%	$	[•]	E-125	06738C NG 0/ US6738CNG05
Countrywide Financial Corporation	FWP-6	CFC	$	[•]	10.75%	75%	[	•]%	$	[•]	[	•]%	$	[•]	E-126	06738C NH 8/ US6738CNH87
The Black & Decker Corporation	FWP-7	BDK	$	[•]	8.625%	80%	[	•]%	$	[•]	[	•]%	$	[•]	E-127	06738C NJ 4/ US6738CNJ44
Marvell Technology Group Ltd.	FWP-9	MRVL	$	[•]	14.00%	70%	[	•]%	$	[•]	[	•]%	$	[•]	E-128	06738C NK 1/ US6738CNK17
Yahoo! Inc.	FWP-10	YHOO	$	[•]	11.00%	75%	[	•]%	$	[•]	[	•]%	$	[•]	E-129	06738C NL 9/ US6738CNL99
Darden Restaurants, Inc.	FWP-11	DRI	$	[•]	8.50%	80%	[	•]%	$	[•]	[	•]%	$	[•]	E-130	06738C NM 7/ US6738CNM72
The Gap, Inc.	FWP-12	GPS	$	[•]	8.50%	75%	[	•]%	$	[•]	[	•]%	$	[•]	E-131	06738C NN 5/ US6738CNN55
General Motors Corporation	FWP-13	GM	$	[•]	15.50%	70%	[	•]%	$	[•]	[	•]%	$	[•]	E-132	06738C NP 0/ US6738CNP04
Hilton Hotels Corporation	FWP-15	HLT	$	[•]	8.50%	80%	[	•]%	$	[•]	[	•]%	$	[•]	E-133	06738C NQ 8/ US6738CNQ86
Apple Computer, Inc.	FWP-16	AAPL	$	[•]	11.50%	70%	[	•]%	$	[•]	[	•]%	$	[•]	E-135	06738C NT 2/ US6738CNT26
Suncor Energy Inc.	FWP-17	SU	$	[•]	11.00%	70%	[	•]%	$	[•]	[	•]%	$	[•]	E-136	06738C NU 9/ US6738CNU98

See “Risk Factors” in this free writing prospectus and beginning on page PS-4 of the product supplement for a description of risks relating to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus, a related prospectus supplement and a related product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in the registration statement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm. Alternatively, Barclays Bank PLC, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 (extension 1101).

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-4 of the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per

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share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Dates for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

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The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

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Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings, Inc. (the “Company”) provides financial services to corporations, governments, municipalities, institutional customers and high-net-worth individuals worldwide. It offers an array of equities and fixed income sales, trading, and research; investment banking services; and investment management and advisory services. The Company operates through three segments: Investment Banking, Capital Markets, and Investment Management. The Investment Banking segment provides advice on mergers, acquisitions, and other financial matters. It also raises capital for clients by underwriting public and private offerings of debt and equity securities. The Capital Markets segment represents institutional customer flow activities, including prime brokerage, research, mortgage origination and securitization, secondary-trading, and financing activities in fixed income and equity products. Its equity and fixed income products include U.S., European, and Asian equities; government and agency securities; money market products; corporate high grade securities; high yield and emerging market securities; mortgage- and asset-backed securities; preferred stock; municipal securities; bank loans; foreign exchange; and financing and derivative products. This segment also invests in real estate and private equity. The Investment Management segment consists of private investment management, which provides investment, wealth advisory, and capital markets execution services; and asset management that offers asset management products across traditional and alternative asset classes through various distribution channels. The Company operates in North America, Europe, the Middle East, Latin America, and the Asia Pacific region. The Company was co-founded by Henry Lehman, Emanuel, and Mayer Lehman in 1850 and is headquartered in New York City.

The Linked Share’s SEC file number is 1-9466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $78.48.

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$43.10	$30.03	$31.35
June 29, 2001	41.45	27.00	38.62
September 28, 2001	38.50	21.75	28.43
December 31, 2001	36.10	27.75	33.40
March 28, 2002	34.95	26.80	32.32
June 28, 2002	33.67	28.01	31.26
September 30, 2002	31.85	23.50	24.53
December 31, 2002	32.07	21.24	26.65
March 31, 2003	30.38	25.08	28.88
June 30, 2003	38.13	28.86	33.24
September 30, 2003	35.93	30.01	34.54
December 31, 2003	38.85	33.90	38.61
March 31, 2004	44.86	38.47	41.44
June 30, 2004	42.20	34.75	37.63
September 30, 2004	40.42	33.63	39.86
December 31, 2004	44.73	38.21	43.74
March 31, 2005	48.47	42.71	47.08
June 30, 2005	49.96	42.96	49.64
September 30, 2005	58.97	48.76	58.24
December 30, 2005	66.58	51.86	64.09
March 31, 2006	74.79	62.91	72.27
June 30, 2006	78.85	58.37	65.15
September 29, 2006	74.67	59.25	73.86

*	Prices have been adjusted to reflect the Company’s 2-for-1 stock split in April 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: LEH
Initial Price: $74.00
Protection Level: 80%
Protection Price: $59.20
Physical Delivery Amount: 13
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.513514
Coupon: 9.00%
Maturity: October 17, 2007
Dividend Yield: 0.62%
Coupon amount per month: $7.50

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.62%
+ 90%	9.00%		90.62%
+ 80%	9.00%		80.62%
+ 70%	9.00%		70.62%
+ 60%	9.00%		60.62%
+ 50%	9.00%		50.62%
+ 40%	9.00%		40.62%
+ 30%	9.00%		30.62%
+ 20%	9.00%		20.62%
+ 10%	9.00%		10.62%
+ 5%	9.00%		5.62%
0%	9.00%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.38%
- 10%	9.00%	-1.00%	-9.38%
- 20%	9.00%	-11.00%	-19.38%
- 30%	N/A	-21.00%	-29.38%
- 40%	N/A	-31.00%	-39.38%
- 50%	N/A	-41.00%	-49.38%
- 60%	N/A	-51.00%	-59.38%
- 70%	N/A	-61.00%	-69.38%
- 80%	N/A	-71.00%	-79.38%
- 90%	N/A	-81.00%	-89.38%
- 100%	N/A	-91.00%	-99.38%

Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (the “Company”), a holding company, engages in mortgage lending and other finance-related operations. The Company operates in five segments: Mortgage Banking, Banking, Capital Markets, Insurance, and Global Operations. The Mortgage Banking segment originates, purchases, securitizes, and services residential and commercial mortgage loans. This segment also provides various loan closing products and services, such as credit reports, appraisals, title reports, property valuation services, and flood determinations. The Banking segment primarily invests in mortgage loans and home equity lines of credit primarily sourced through its mortgage banking operation. This segment also provides short-term secured financing to mortgage lenders through a nondepository lending company to finance their mortgage loan inventories. In addition, it offers various deposit accounts. The Capital Markets segment operates as an institutional broker-dealer that primarily specializes in trading and underwriting mortgage-backed securities. Its activities consist of conduit, securities trading, underwriting, brokering, asset management, and origination and sale of commercial mortgage loans. The Insurance segment offers property, casualty, life, and credit insurance, as well as provides reinsurance coverage to primary mortgage insurers. The Global Operations segment provides loan processing and subservicing, and valuation services. The company was incorporated in 1969. It was formerly known as OLM Credit Industries, Inc. and Countrywide Credit Industries, Inc. The Company is based in Calabasas, California.

The Linked Share’s SEC file number is 1-8422.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $34.93.

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$13.00	$10.18	$12.34
June 29, 2001	12.30	9.51	11.47
September 28, 2001	11.56	9.35	10.98
December 31, 2001	12.18	9.58	10.24
March 28, 2002	11.38	9.40	11.19
June 28, 2002	12.58	10.96	12.06
September 30, 2002	13.75	9.88	11.79
December 31, 2002	13.25	10.58	12.91
March 31, 2003	14.68	12.62	14.38
June 30, 2003	19.69	14.43	17.39
September 30, 2003	19.83	15.88	19.57
December 31, 2003	27.27	19.38	25.28
March 31, 2004	32.43	23.01	31.97
June 30, 2004	36.27	27.20	35.13
September 30, 2004	39.90	32.75	39.39
December 31, 2004	39.93	30.30	37.01
March 31, 2005	38.65	31.13	32.46
June 30, 2005	40.31	30.54	38.61
September 30, 2005	39.64	32.35	32.98
December 30, 2005	36.75	29.34	34.19
March 31, 2006	37.23	31.86	36.70
June 30, 2006	43.67	35.93	38.08
September 29, 2006	39.99	32.20	35.04

*	Prices have been adjusted to reflect the Company’s 4-for-3 stock split in December 2003, 3-for-2 stock split in April 2004 and 2-for-1 stock split in August 2004.

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Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: CFC
Initial Price: $35.00
Protection Level: 75%
Protection Price: $26.25
Physical Delivery Amount: 28
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.571429
Coupon: 10.75%
Maturity: October 17, 2007
Dividend Yield: 1.72%
Coupon amount per month: $8.96

Table of Hypothetical Values at Maturity

Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		101.72%
+ 90%	10.75%		91.72%
+ 80%	10.75%		81.72%
+ 70%	10.75%		71.72%
+ 60%	10.75%		61.72%
+ 50%	10.75%		51.72%
+ 40%	10.75%		41.72%
+ 30%	10.75%		31.72%
+ 20%	10.75%		21.72%
+ 10%	10.75%		11.72%
+ 5%	10.75%		6.72%
0%	10.75%		1.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-3.28%
- 10%	10.75%	0.75%	-8.28%
- 20%	10.75%	-9.25%	-18.28%
- 30%	N/A	-19.25%	-28.28%
- 40%	N/A	-29.25%	-38.28%
- 50%	N/A	-39.25%	-48.28%
- 60%	N/A	-49.25%	-58.28%
- 70%	N/A	-59.25%	-68.28%
- 80%	N/A	-69.25%	-78.28%
- 90%	N/A	-79.25%	-88.28%
- 100%	N/A	-89.25%	-98.28%

The Black & Decker Corporation

According to publicly available information, The Black & Decker Corporation (the “Company”) engages in the manufacture and marketing of power tools and accessories, hardware and home improvement products, and fastening and assembly systems worldwide. Its Power Tools and Accessories segment offers power tools and equipment, including screwdrivers, hammers, lights, radio/chargers, grinders, band saws, lathes, dust management systems, air compressors, generators, laser products, jobsite security systems, and other project centers and related products. Its lawn and garden tools include trimmers, mowers, edgers, pruners, shears, shrubbers, blower/vacuums, sprayers, pressure washers, and related accessories. Its home products include stick, canister, and hand-held vacuums; flashlights; and wet scrubbers. This segment also provides power tool accessories, such as drill, hammer, and router bits; bonded and other abrasives; and worksite tool belts and bags, as well as repair and maintenance of power tools, equipment, and lawn and garden tools. The Company’s Hardware and Home Improvement segment offers security hardware products, including door locksets, electronic keyless entry systems, general and decorative hardware, lamps, and brass ornaments. Its plumbing products include conventional and decorative lavatory, kitchen, faucets, bath and kitchen accessories, and replacement parts. The Fastening and Assembly Systems segment provides metal and plastic fasteners and engineered fastening systems for commercial applications in automotive, transportation, electronics, aerospace, machine tool, and appliance industries. The Company sells its products to retailers, wholesalers, distributors, and jobbers through company-operated service centers and factory outlets, and independent distributors. The Company was co-founded by S. Duncan Black and Alonzo G. Decker in 1910 and is headquartered in Towson, Maryland.

FWP-7

The Linked Share’s SEC file number is 1-1553.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $80.12.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$46.95	$34.50	$36.75
June 29, 2001	42.50	36.31	39.46
September 28, 2001	43.15	28.26	31.20
December 31, 2001	39.88	29.74	37.73
March 28, 2002	49.95	35.00	46.54
June 28, 2002	50.50	45.32	48.20
September 30, 2002	49.06	35.66	41.93
December 31, 2002	48.21	37.00	42.89
March 31, 2003	44.24	33.20	34.86
June 30, 2003	44.79	34.47	43.45
September 30, 2003	45.64	38.38	40.55
December 31, 2003	49.90	39.51	49.32
March 31, 2004	57.23	48.07	56.94
June 30, 2004	62.25	54.44	62.13
September 30, 2004	77.95	59.09	77.44
December 31, 2004	89.64	75.68	88.33
March 31, 2005	89.75	77.18	78.99
June 30, 2005	91.45	77.85	89.85
September 30, 2005	93.71	80.03	82.09
December 30, 2005	89.00	75.70	86.96
March 31, 2006	90.50	80.95	86.89
June 30, 2006	94.90	79.35	84.46
September 29, 2006	84.85	66.04	79.35

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: BDK
Initial Price: $80.00
Protection Level: 80%
Protection Price: $64.00
Physical Delivery Amount: 12
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.5
Coupon: 8.625%
Maturity: October 17, 2007
Dividend Yield: 1.78%
Coupon amount per month: $7.19

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.625%		101.78%
+ 90%	8.625%		91.78%
+ 80%	8.625%		81.78%
+ 70%	8.625%		71.78%
+ 60%	8.625%		61.78%
+ 50%	8.625%		51.78%
+ 40%	8.625%		41.78%
+ 30%	8.625%		31.78%
+ 20%	8.625%		21.78%
+ 10%	8.625%		11.78%
+ 5%	8.625%		6.78%
0%	8.625%		1.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-3.22%
- 10%	8.625%	-1.375%	-8.22%
- 20%	8.625%	-11.375%	-18.22%
- 30%	N/A	-21.375%	-28.22%
- 40%	N/A	-31.375%	-38.22%
- 50%	N/A	-41.375%	-48.22%
- 60%	N/A	-51.375%	-58.22%
- 70%	N/A	-61.375%	-68.22%
- 80%	N/A	-71.375%	-78.22%
- 90%	N/A	-81.375%	-88.22%
- 100%	N/A	-91.375%	-98.22%

FWP-8

Marvell Technology Group Ltd.

According to publicly available information, Marvell Technology Group, Ltd. (the “Company”) provides semiconductors of analog, mixed-signal, digital signal processing, and embedded microprocessor integrated circuits worldwide. Its product portfolio comprises switching, transceiver, wireless, PC connectivity, gateways, communications controller, storage, and power management solutions that serve various applications used in business enterprise, consumer electronics, and emerging markets. The Company’s storage products are used for hard disk drive and tape drive electronics, and storage interconnect technology. Its switching solutions are used for the enterprise networking, carrier access, and small office/home office (SOHO)/residential networking markets that enable voice, video, and data traffic carried through the network. The Company’s physical layer transceiver solutions are used for demanding networking applications in the enterprise and storage networking markets. Its wireless products include Libertas family of chipsets, a solution for the SOHO/residential, enterprise networking, and consumer electronics markets. Marvell Technology’s VoIP products are used for ultra-low power Voice over WLAN handsets with other members of our WLAN solutions targeted at VoIP residential gateways. The Company’s Orion products are used to enable media vault platforms that allow users to access multimedia and data content throughout the home. Its PC connectivity products consist of the Yukon Gigabit Ethernet controllers for volume deployment of Gigabit PC connections. Its integrated gateway router devices are used for business, SOHO, and residential gateway solutions. The Company’s communications controller products are used in a various applications, including routers, switches, digital subscriber line access multiplexers, access concentrators, wireless base stations, VoIP gateways, and storage area networks. The Company was incorporated in 1995 and is headquartered in Hamilton, Bermuda.

The Linked Share’s SEC file number is 0-30877.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $19.09.

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.50	$2.75	$3.02
June 29, 2001	8.19	1.98	6.73
September 28, 2001	8.72	3.22	3.59
December 31, 2001	9.80	3.13	8.96
March 28, 2002	11.56	7.46	10.95
June 28, 2002	11.09	4.74	4.97
September 30, 2002	6.48	3.44	3.96
December 31, 2002	6.25	2.82	4.72
March 31, 2003	6.02	4.24	5.30
June 30, 2003	8.71	4.94	8.59
September 30, 2003	10.90	7.91	9.45
December 31, 2003	11.66	8.86	9.48
March 31, 2004	11.59	9.44	11.24
June 30, 2004	13.39	9.38	13.35
September 30, 2004	13.93	9.67	13.07
December 31, 2004	18.10	13.16	17.74
March 31, 2005	19.45	15.54	19.17
June 30, 2005	20.79	16.10	18.99
September 30, 2005	24.10	18.66	23.06
December 30, 2005	30.49	20.76	28.05
March 31, 2006	36.84	26.80	27.05
June 30, 2006	31.14	20.84	22.17
September 29, 2006	22.62	16.71	19.37

*	Prices have been adjusted to reflect the Company’s 2-for-1 stock split in June 2004 and 2-for-1 stock split in July 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: MRVL
Initial Price: $19.00
Protection Level: 70%
Protection Price: $13.30
Physical Delivery Amount: 52
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.631579
Coupon: 14.00%
Maturity: October 17, 2007
Dividend Yield: 0
Coupon amount per month: $11.67

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.00%		100.00%
+ 90%	14.00%		90.00%
+ 80%	14.00%		80.00%
+ 70%	14.00%		70.00%
+ 60%	14.00%		60.00%
+ 50%	14.00%		50.00%
+ 40%	14.00%		40.00%
+ 30%	14.00%		30.00%
+ 20%	14.00%		20.00%
+ 10%	14.00%		10.00%
+ 5%	14.00%		5.00%
0%	14.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-5.00%
- 10%	14.00%	4.00%	-10.00%
- 20%	14.00%	-6.00%	-20.00%
- 30%	14.00%	-16.00%	-30.00%
- 40%	N/A	-26.00%	-40.00%
- 50%	N/A	-36.00%	-50.00%
- 60%	N/A	-46.00%	-60.00%
- 70%	N/A	-56.00%	-70.00%
- 80%	N/A	-66.00%	-80.00%
- 90%	N/A	-76.00%	-90.00%
- 100%	N/A	-86.00%	-100.00%

Yahoo! Inc.

According to publicly available information, Yahoo! Inc. (the “Company”) and its subsidiaries provide Internet services to users and businesses worldwide. It offers online properties and services to users; and a range of tools and marketing solutions to businesses. The Company’s search products include Yahoo! Search; Yahoo! Desktop Search; Yahoo! Toolbar; and Yahoo! Search on Mobile to navigate the Internet and searching for information; and local offerings comprise Yahoo! Local; Yahoo! Yellow Pages; and Yahoo! Maps. Its Marketplace product include Yahoo! Shopping; Kelkoo; Yahoo! Auctions; Yahoo! Real Estate; Yahoo! Travel; Yahoo! Autos; Yahoo! Personals; Yahoo! Personals Premier; Yahoo! HotJobs; and Yahoo! Small Business for users seeking to purchase products and services on the Internet. Yahoo! also offers information products, such as Yahoo! Front Page; My Yahoo!; Yahoo! News; Yahoo! Finance ; Yahoo! Health; and Yahoo! Education, as well as entertainment products, including Yahoo! Sports; Yahoo! Music; Yahoo! Movies; Yahoo! TV; Yahoo! Games; and Yahooligans!. In addition, the Company offers communications and connected life products that provide a range of communication and content services to users and small businesses. Its communications products include Yahoo! Mail; Yahoo! Messenger with Voice; Yahoo! Photos; and Yahoo! Communities; and connected life products comprise Broadband; Yahoo! Mobile; and Yahoo! Go. Yahoo! has strategic alliances with Alibaba.com Corporation, AT&T Corp, BT Group plc, Rogers Cable Inc., and Verizon Communications, Inc. The Company was founded by David Filo and Jerry Yang in 1994 and is headquartered in Sunnyvale, California.

The Linked Share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $24.78.

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$21.69	$6.75	$7.88
June 29, 2001	11.85	5.69	10.00
September 28, 2001	10.44	4.01	4.41
December 31, 2001	9.75	4.23	8.87
March 28, 2002	10.68	6.71	9.24
June 28, 2002	9.58	6.41	7.38
September 30, 2002	7.43	4.47	4.79
December 31, 2002	9.49	4.51	8.18
March 31, 2003	12.50	8.25	12.01
June 30, 2003	16.75	11.26	16.35
September 30, 2003	19.13	14.05	17.70
December 31, 2003	22.74	17.50	22.52
March 31, 2004	25.21	20.57	24.24
June 30, 2004	36.51	23.95	36.40
September 30, 2004	35.34	25.52	33.91
December 31, 2004	39.79	33.60	37.68
March 31, 2005	38.90	30.30	33.90
June 30, 2005	38.95	32.29	34.65
September 30, 2005	38.02	31.60	33.84
December 30, 2005	43.45	32.77	39.18
March 31, 2006	43.66	29.75	32.26
June 30, 2006	34.09	28.60	33.00
September 29, 2006	33.74	24.60	25.28

*	Prices have been adjusted to reflect the Company’s 2-for-1 stock split in May 2004.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-10

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: YHOO
Initial Price: $25.00
Protection Level: 75%
Protection Price: $18.75
Physical Delivery Amount: 40
Physical Calculation: $1000/Initial Price
Fractional Shares: 0
Coupon:11.00%
Maturity: October 17, 2007
Dividend Yield: 0
Coupon amount per month: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.00%
+ 90%	11.00%		90.00%
+ 80%	11.00%		80.00%
+ 70%	11.00%		70.00%
+ 60%	11.00%		60.00%
+ 50%	11.00%		50.00%
+ 40%	11.00%		40.00%
+ 30%	11.00%		30.00%
+ 20%	11.00%		20.00%
+ 10%	11.00%		10.00%
+ 5%	11.00%		5.00%
0%	11.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	N/A	-19.00%	-30.00%
- 40%	N/A	-29.00%	-40.00%
- 50%	N/A	-39.00%	-50.00%
- 60%	N/A	-49.00%	-60.00%
- 70%	N/A	-59.00%	-70.00%
- 80%	N/A	-69.00%	-80.00%
- 90%	N/A	-79.00%	-90.00%
- 100%	N/A	-89.00%	-100.00%

Darden Restaurants, Inc.

According to publicly available information, Darden Restaurants, Inc. (the “Company”) engages in the ownership and operation of casual dining restaurants in the United States and Canada. The Company operates restaurants under the names Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones, and Seasons 52. As of May 28, 2006, it operated 1,427 restaurants, including 682 Red Lobster, 582 Olive Garden, 32 Bahama Breeze, 126 Smokey Bones Barbeque & Grill, and 5 Seasons 52 restaurants. The Company was founded in 1968 and is based in Orlando, Florida.

The Linked Share’s SEC file number is 1-13666.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $42.55.

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$16.50	$12.67	$15.83
June 29, 2001	19.66	15.30	18.60
September 28, 2001	21.67	15.40	17.50
December 31, 2001	24.98	16.73	23.60
March 28, 2002	29.77	23.00	27.06
June 28, 2002	27.94	22.31	24.70
September 30, 2002	26.23	19.25	24.24
December 31, 2002	25.25	18.00	20.45
March 31, 2003	23.01	16.50	17.85
June 30, 2003	20.35	17.21	18.98
September 30, 2003	22.77	18.25	19.00
December 31, 2003	21.50	18.86	21.04
March 31, 2004	25.60	18.48	24.79
June 30, 2004	24.55	20.27	20.55
September 30, 2004	23.75	19.30	23.32
December 31, 2004	28.54	23.03	27.74
March 31, 2005	31.23	25.78	30.68
June 30, 2005	33.68	29.59	32.98
September 30, 2005	34.98	28.18	30.37
December 30, 2005	39.53	29.48	38.88
March 31, 2006	42.94	37.92	41.03
June 30, 2006	41.31	33.85	39.40
September 29, 2006	43.45	32.91	42.47

*	Prices have been adjusted to reflect the Company’s 3-for-2 stock split in May 2002.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below.

FWP-11

Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: DRI
Initial Price: $43.00
Protection Level: 80%
Protection Price: $34.40
Physical Delivery Amount: 23
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.255814
Coupon: 8.50%
Maturity: October 17, 2007
Dividend Yield: 0.94%
Coupon amount per month: $7.08

Table of Hypothetical Values at Maturity

Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.94%
+ 90%	8.50%		90.94%
+ 80%	8.50%		80.94%
+ 70%	8.50%		70.94%
+ 60%	8.50%		60.94%
+ 50%	8.50%		50.94%
+ 40%	8.50%		40.94%
+ 30%	8.50%		30.94%
+ 20%	8.50%		20.94%
+ 10%	8.50%		10.94%
+ 5%	8.50%		5.94%
0%	8.50%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.06%
- 10%	8.50%	-1.50%	-9.06%
- 20%	8.50%	-11.50%	-19.06%
- 30%	N/A	-21.50%	-29.06%
- 40%	N/A	-31.50%	-39.06%
- 50%	N/A	-41.50%	-49.06%
- 60%	N/A	-51.50%	-59.06%
- 70%	N/A	-61.50%	-69.06%
- 80%	N/A	-71.50%	-79.06%
- 90%	N/A	-81.50%	-89.06%
- 100%	N/A	-91.50%	-99.06%

The Gap, Inc.

According to publicly available information, The Gap, Inc. (the “Company”) operates as a specialty retailing company primarily in the United States. It operates retail and outlet stores that sell casual apparel, accessories, and personal care products for men, women, and children under the Gap, Old Navy, Banana Republic, and Forth & Towne brands. The company provides a range of products, including denim, khakis, and T-shirts, fashion apparel, shoes, accessories, intimate apparel, and personal care products. It also offers products through gap.com, bananarepublic.com, and oldnavy.com websites in the United States. As of March 22, 2006, the Company operated approximately 3,000 stores in the United States, Canada, the United Kingdom, France, and Japan. The Company was co-founded by Doris F. Fisher and Donald G. Fisher in 1969. The Company is headquartered in San Francisco, California.

The Linked Share’s SEC file number is 1-7562.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $18.93.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$34.00	$22.18	$23.72
June 29, 2001	34.98	22.02	29.00
September 28, 2001	30.68	11.12	11.95
December 31, 2001	15.64	11.55	13.94
March 28, 2002	17.00	11.85	15.04
June 28, 2002	17.14	13.30	14.20
September 30, 2002	15.07	9.10	10.85
December 31, 2002	16.75	8.35	15.52
March 31, 2003	16.21	12.01	14.49
June 30, 2003	19.10	14.30	18.76
September 30, 2003	21.29	16.99	17.12
December 31, 2003	23.47	17.04	23.21
March 31, 2004	23.36	18.15	21.92
June 30, 2004	25.72	21.38	24.25
September 30, 2004	24.56	18.12	18.65
December 31, 2004	23.75	18.53	21.12
March 31, 2005	22.70	20.41	21.84
June 30, 2005	22.22	19.52	19.75
September 30, 2005	22.19	16.70	17.43
December 30, 2005	18.75	15.90	17.64
March 31, 2006	19.42	16.83	18.68
June 30, 2006	19.10	16.83	17.40
September 29, 2006	19.44	15.91	18.95

FWP-12

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GPS
Initial Price: $19.00
Protection Level: 75%
Protection Price: $14.25
Physical Delivery Amount: 52
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.631579
Coupon: 8.50%
Maturity: October 17, 2007
Dividend Yield: 1.32%
Coupon amount per month: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.32%
+ 90%	8.50%		91.32%
+ 80%	8.50%		81.32%
+ 70%	8.50%		71.32%
+ 60%	8.50%		61.32%
+ 50%	8.50%		51.32%
+ 40%	8.50%		41.32%
+ 30%	8.50%		31.32%
+ 20%	8.50%		21.32%
+ 10%	8.50%		11.32%
+ 5%	8.50%		6.32%
0%	8.50%		1.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.68%
- 10%	8.50%	-1.50%	-8.68%
- 20%	8.50%	-11.50%	-18.68%
- 30%	N/A	-21.50%	-28.68%
- 40%	N/A	-31.50%	-38.68%
- 50%	N/A	-41.50%	-48.68%
- 60%	N/A	-51.50%	-58.68%
- 70%	N/A	-61.50%	-68.68%
- 80%	N/A	-71.50%	-78.68%
- 90%	N/A	-81.50%	-88.68%
- 100%	N/A	-91.50%	-98.68%

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company” or “GM”), together with its subsidiaries, primarily engages in the design, manufacture, and marketing of automotive products and finance and insurance operations worldwide. The Company operates through Automotive, and Financing and Insurance Operations (“FIO”) segments. The Automotive segment designs, manufactures, and markets passenger cars, including small, medium size, sport, and luxury cars; and trucks, including pickups, vans, utilities, and medium duty trucks. This segment consists of four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). GMNA offers vehicles primarily in North America under the nameplates Chevrolet, Pontiac, GMC, Buick, Cadillac, Saturn, and HUMMER. GME, GMLAAM and GMAP provide vehicles outside North America under the following nameplates: Opel, Vauxhall, Holden, Saab, Buick, Chevrolet, GMC, Cadillac, and Daewoo. The Company markets its products through a network of independent retail dealers and distributors in the United States, Canada, and Mexico, as well as through distributors and dealers overseas. As of December 31, 2005, the Company had 7,350 vehicle dealers in the United States, 750 in Canada, and 300 in Mexico, as well as approximately 15,600 distribution outlets overseas. The FIO segment provides a range of financial services, including consumer vehicle financing; full service leasing and fleet leasing; dealer financing; car and truck extended service contracts; residential and commercial mortgage services; vehicle and homeowners’ insurance; and asset-based lending. The Company was founded in 1908 and is headquartered in Detroit, Michigan.

The Linked Share’s SEC file number is 1-143.

FWP-13

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $33.50.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$59.48	$50.25	$51.85
June 29, 2001	64.89	50.20	64.35
September 28, 2001	67.80	39.17	42.90
December 31, 2001	53.22	40.52	48.60
March 28, 2002	62.01	47.92	60.45
June 28, 2002	68.17	50.00	53.45
September 30, 2002	54.08	38.11	38.90
December 31, 2002	41.50	30.80	36.86
March 31, 2003	41.12	29.75	33.62
June 30, 2003	39.50	32.84	36.00
September 30, 2003	43.23	35.00	40.93
December 31, 2003	54.39	40.04	53.40
March 31, 2004	55.55	44.72	47.10
June 30, 2004	50.04	42.88	46.59
September 30, 2004	46.93	40.53	42.48
December 31, 2004	43.29	36.90	40.06
March 31, 2005	40.80	27.98	29.39
June 30, 2005	36.65	24.67	34.00
September 30, 2005	37.70	30.21	30.61
December 30, 2005	31.50	18.33	19.42
March 31, 2006	24.60	18.47	21.27
June 30, 2006	30.56	19.00	29.79
September 29, 2006	33.64	27.12	33.26

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GM
Initial Price: $33.00
Protection Level: 70%
Protection Price: $23.10
Physical Delivery Amount: 30
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.303030
Coupon: 15.50%
Maturity: October 17, 2007
Dividend Yield: 3.73%
Coupon amount per month: $12.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	15.50%		103.73%
+ 90%	15.50%		93.73%
+ 80%	15.50%		83.73%
+ 70%	15.50%		73.73%
+ 60%	15.50%		63.73%
+ 50%	15.50%		53.73%
+ 40%	15.50%		43.73%
+ 30%	15.50%		33.73%
+ 20%	15.50%		23.73%
+ 10%	15.50%		13.73%
+ 5%	15.50%		8.73%
0%	15.50%		3.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	15.50%	10.50%	-1.27%
- 10%	15.50%	5.50%	-6.27%
- 20%	15.50%	-4.50%	-16.27%
- 30%	15.50%	-14.50%	-26.27%
- 40%	N/A	-24.50%	-36.27%
- 50%	N/A	-34.50%	-46.27%
- 60%	N/A	-44.50%	-56.27%
- 70%	N/A	-54.50%	-66.27%
- 80%	N/A	-64.50%	-76.27%
- 90%	N/A	-74.50%	-86.27%
- 100%	N/A	-84.50%	-96.27%

FWP-14

Hilton Hotels Corporation

According to publicly available information, Hilton Hotels Corporation, together with its subsidiaries (the “Company”), engages in the ownership, management, and development of hotels, resorts, and timeshare properties, as well as in the franchising of lodging properties in the United States and internationally. It operates full-service and limited service hotels in urban, airport, resort, and suburban locations. The Company primarily operates upscale, all-suite hotels, which include swimming pools, gift shops and retail facilities, meeting and banquet facilities, restaurants and lounges, room service, parking facilities, and other services. It operates its hotel under the brand names Hilton, Hilton Garden Inn, Doubletree, Embassy Suites, Homewood Suites by Hilton, Hampton, and Conrad. As of December 31, 2005, Hilton Hotels Corporation had 2,388 properties containing approximately 375,000 rooms, which included 84 owned and operated hotels, 6 leased hotels, 210 managed hotels owned by others, and 2,054 franchised hotels. It also manages hotel properties in Belgium, Egypt, England, Hong Kong, Indonesia, Ireland, Mexico, Puerto Rico, Singapore, Thailand, and Turkey, as well as franchises hotel properties in Canada, Colombia, Costa Rica, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, and Venezuela. In addition, the Company owns 50% equity interest in Windsor Casino Limited, which operates the 400-room Casino Windsor in Windsor, Canada. Hilton Hotels Corporation, through Hilton Supply Management, provides hotel design and furnishing services, which include the purchase and distribution of furniture, furnishings, equipment, food, beverage, and operating supplies. The Company was founded in 1946 and is based in Beverly Hills, California.

The Linked Share’s SEC file number is 1-3427.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $27.95.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$12.63	$10.05	$10.45
June 29, 2001	13.57	9.57	11.60
September 28, 2001	13.39	6.15	7.85
December 31, 2001	11.08	7.55	10.92
March 28, 2002	14.69	10.87	14.30
June 28, 2002	17.09	12.80	13.90
September 30, 2002	14.15	9.80	11.38
December 31, 2002	14.00	9.56	12.71
March 31, 2003	13.48	10.38	11.61
June 30, 2003	14.41	11.43	12.79
September 30, 2003	16.56	12.64	16.22
December 31, 2003	17.50	15.62	17.13
March 31, 2004	17.29	15.10	16.25
June 30, 2004	18.70	16.29	18.66
September 30, 2004	18.98	16.32	18.84
December 31, 2004	22.96	18.70	22.74
March 31, 2005	23.36	20.93	22.35
June 30, 2005	25.06	21.37	23.85
September 30, 2005	25.81	21.10	22.32
December 30, 2005	24.35	18.78	24.11
March 31, 2006	26.05	22.76	25.46
June 30, 2006	29.22	25.06	28.28
September 29, 2006	28.53	23.19	27.85

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: HLT
Initial Price: $28.00
Protection Level: 80%
Protection Price: $22.40
Physical Delivery Amount: 35
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.714286
Coupon: 8.50%
Maturity: October 17, 2007
Dividend Yield: 0.57%
Coupon amount per month: $7.08

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.57%
+ 90%	8.50%		90.57%
+ 80%	8.50%		80.57%
+ 70%	8.50%		70.57%
+ 60%	8.50%		60.57%
+ 50%	8.50%		50.57%
+ 40%	8.50%		40.57%
+ 30%	8.50%		30.57%
+ 20%	8.50%		20.57%
+ 10%	8.50%		10.57%
+ 5%	8.50%		5.57%
0%	8.50%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.43%
- 10%	8.50%	-1.50%	-9.43%
- 20%	8.50%	-11.50%	-19.43%
- 30%	N/A	-21.50%	-29.43%
- 40%	N/A	-31.50%	-39.43%
- 50%	N/A	-41.50%	-49.43%
- 60%	N/A	-51.50%	-59.43%
- 70%	N/A	-61.50%	-69.43%
- 80%	N/A	-71.50%	-79.43%
- 90%	N/A	-81.50%	-89.43%
- 100%	N/A	-91.50%	-99.43%

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (“Apple” or the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services including the online distribution of third-party music, audio books, music videos, short films, and television shows. The Company’s products and services include the Macintosh line of desktop and notebook computers, the iPod digital music player, the Xserve G5 server and Xserve RAID storage products, a portfolio of consumer and professional software applications, the Mac OS X operating system, the iTunes Music Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. The Company sells its products worldwide through its online stores, its own retail stores, its direct sales force, and third-party wholesalers, resellers, and value added resellers. The Company also sells a variety of third-party products that are compatible with the Company’s Macintosh and iPod product lines, including computer printers and printing supplies, storage devices, computer memory, digital camcorders and still cameras, personal digital assistants, iPod accessories, and various other computing products and supplies through its online and retail stores.

The Linked Share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $74.86.

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.88	$7.22	$11.04
June 29, 2001	13.56	9.38	11.63
September 28, 2001	12.61	7.34	7.76
December 31, 2001	12.02	7.42	10.95
March 28, 2002	12.99	10.13	11.84
June 28, 2002	13.09	7.99	8.86
September 30, 2002	9.40	6.90	7.25
December 31, 2002	8.69	6.68	7.17
March 31, 2003	7.69	6.78	7.07
June 30, 2003	9.85	6.36	9.53
September 30, 2003	11.66	9.26	10.36
December 31, 2003	12.51	9.63	10.69
March 31, 2004	14.07	10.59	13.52
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.45	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	86.40	57.67	62.72
June 30, 2006	73.80	55.41	57.27
September 29, 2006	77.78	50.16	76.98

*	Prices have been adjusted to reflect the Company’s 2-for-1 stock split in February 2005.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-16

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: AAPL
Initial Price: $75.00
Protection Level: 70%
Protection Price: $52.50
Physical Delivery Amount: 13
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.333333
Coupon: 11.50%
Maturity: October 17, 2007
Dividend Yield: 0
Coupon amount per month: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		100.00%
+ 90%	11.50%		90.00%
+ 80%	11.50%		80.00%
+ 70%	11.50%		70.00%
+ 60%	11.50%		60.00%
+ 50%	11.50%		50.00%
+ 40%	11.50%		40.00%
+ 30%	11.50%		30.00%
+ 20%	11.50%		20.00%
+ 10%	11.50%		10.00%
+ 5%	11.50%		5.00%
0%	11.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	11.50%	-18.50%	-30.00%
- 40%	N/A	-28.50%	-40.00%
- 50%	N/A	-38.50%	-50.00%
- 60%	N/A	-48.50%	-60.00%
- 70%	N/A	-58.50%	-70.00%
- 80%	N/A	-68.50%	-80.00%
- 90%	N/A	-78.50%	-90.00%
- 100%	N/A	-88.50%	-100.00%

Suncor Energy Inc.

According to publicly available information, Suncor Energy Inc. (the “Company”) is an integrated energy company, with its corporate headquarters in Calgary, Alberta, Canada. The Company explores for, acquires, develops, produces and markets crude oil and natural gas, transports and refines crude oil and markets petroleum and petrochemical products. Periodically the Company also markets third party petroleum products. The Company also carries on energy trading activities focused principally on buying and selling futures contracts and other derivative instruments based on the commodities the Company produces.

The Company has four principal operating business units. Oil Sands, based near Fort McMurray, Alberta, extracts bitumen from oil sands ore principally through its mining operations, but also periodically acquires bitumen from third parties and, commencing in 2004, through the Company’s in-situ Firebag operations. The bitumen is then upgraded into sweet and sour crude oil and diesel fuel. Natural Gas (“NG”), based in Calgary, Alberta, explores for, acquires, develops and produces natural gas. In addition, the Company’s U.S. subsidiary, Suncor Energy (Natural Gas) America Inc., is acquiring land and exploring for coal bed methane in the United States. Energy Marketing and Refining - Canada (“EM&R”), headquartered in Toronto, Ontario, refines crude oil at Suncor’s refinery in Sarnia, Ontario, into a broad range of petroleum products, and markets the company’s refined products to industrial, wholesale and commercial customers principally in Ontario and Quebec, and to retail customers in Ontario through Sunoco-branded and joint venture operated retail networks. The business also encompasses third party energy marketing activities and energy trading activities. Refining and Marketing – U.S.A. (“R&M”), headquartered in Denver, Colorado transports crude oil on its wholly or partly owned pipelines in Wyoming and Colorado, refines crude oil at Suncor’s refinery in Commerce City, Colorado, near Denver, into a broad range of petroleum products, and markets the Company’s refined products to industrial, wholesale and commercial customers principally in Colorado and to retail customers in Colorado through Phillips 66 - branded sites.

The Linked Share’s SEC file number is 1-12384.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The closing price for October 2, 2006 was $70.01.

FWP-17

Quarter Ending*	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$14.30	$10.50	$12.95
June 29, 2001	15.00	12.18	12.85
September 28, 2001	15.12	12.50	13.94
December 31, 2001	16.80	13.04	16.47
March 28, 2002	18.91	14.68	18.08
June 28, 2002	18.57	16.10	17.86
September 30, 2002	18.25	13.95	16.95
December 31, 2002	17.16	14.20	15.67
March 31, 2003	18.50	15.32	17.47
June 30, 2003	19.68	16.10	18.75
September 30, 2003	19.59	17.86	18.55
December 31, 2003	25.42	18.57	25.06
March 31, 2004	28.75	24.68	27.35
June 30, 2004	28.09	22.55	25.61
September 30, 2004	32.63	24.90	32.01
December 31, 2004	36.15	31.16	35.40
March 31, 2005	41.70	31.33	40.21
June 30, 2005	48.95	35.38	47.32
September 30, 2005	62.50	47.40	60.53
December 30, 2005	66.00	48.09	63.13
March 31, 2006	82.15	63.56	77.02
June 30, 2006	89.88	67.36	81.01
September 29, 2006	86.78	63.77	72.05

*	Prices have been adjusted to reflect the Company’s 2-for-1 stock split in May 2002.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SU
Initial Price: $68.00
Protection Level: 70%
Protection Price: $47.60
Physical Delivery Amount: 14
Physical Calculation: $1000/Initial Price
Fractional Shares: 0.705882
Coupon: 11.00%
Maturity: October 17, 2007
Dividend Yield: 0.37%
Coupon amount per month: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.00%		100.37%
+ 90%	11.00%		90.37%
+ 80%	11.00%		80.37%
+ 70%	11.00%		70.37%
+ 60%	11.00%		60.37%
+ 50%	11.00%		50.37%
+ 40%	11.00%		40.37%
+ 30%	11.00%		30.37%
+ 20%	11.00%		20.37%
+ 10%	11.00%		10.37%
+ 5%	11.00%		5.37%
0%	11.00%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-4.63%
- 10%	11.00%	1.00%	-9.63%
- 20%	11.00%	-9.00%	-19.63%
- 30%	11.00%	-19.00%	-29.63%
- 40%	N/A	-29.00%	-39.63%
- 50%	N/A	-39.00%	-49.63%
- 60%	N/A	-49.00%	-59.63%
- 70%	N/A	-59.00%	-69.63%
- 80%	N/A	-69.00%	-79.63%
- 90%	N/A	-79.00%	-89.63%
- 100%	N/A	-89.00%	-99.63%

FWP-18